UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2015

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 16, 2015, PDIC Thailand Holdings, LLC, a Delaware limited liability company (the “Additional Guarantor”), and JPMorgan Chase Bank, N.A. (“JPMorgan”) entered into a U.S. Guarantor Joinder Agreement (the “Joinder Agreement”) to the Amended and Restated Credit Agreement, dated as of September 6, 2013, as amended to the date hereof, by and among General Cable Industries, Inc., a Delaware corporation and wholly owned subsidiary of General Cable Corporation, a Delaware corporation (the “Company”), General Cable Company Ltd., a limited company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L., a public limited liability company organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the Company, and those certain other subsidiaries of the Company party thereto as “Guarantors,” the several lenders and financial institutions party thereto as the “Lenders,” JPMorgan, as “Administrative Agent,” and J.P. Morgan Europe Limited, as “European Administrative Agent” (the “Credit Agreement”). Pursuant to the Joinder Agreement, among other things, the Additional Guarantor has been added as a guarantor of all obligations incurred pursuant to the Credit Agreement and the other documents entered into in connection therewith.

On March 30, 2015, the Company, the Additional Guarantor, the other Guarantors (as defined therein) and U.S. Bank National Association, as trustee (the “Trustee”), entered into the Third Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of September 25, 2012, governing the Company’s 5.750% Senior Notes due 2022, among the Company, the Guarantors referred to therein and the Trustee, supplemented by the First Supplemental Indenture, dated as of September 6, 2013, and by the Second Supplemental Indenture, dated as of November 8, 2013 (the “Indenture”). The Supplemental Indenture supplements the Indenture to add the Additional Guarantor as a guarantor of the Company’s obligations under the Indenture and the notes issued pursuant thereto.

The foregoing summary of the terms of the Supplemental Indenture is qualified in its entirety by reference to the text of the Supplemental Indenture, which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Third Supplemental Indenture, dated as of March 30, 2015, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee governing the 5.750% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: April 7, 2015	By:	/s/ Emerson C. Moser
		Name:	Emerson C. Moser

		Title:	Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of March 30, 2015, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee governing the 5.750% Senior Notes due 2022.